UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.___)


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
      14A-6(E)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12


                              SEACOR HOLDINGS INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
                              SEACOR Holdings Inc.
                                2200 Eller Drive
                         Fort Lauderdale, Florida 33316

                                  May 10, 2007


BY EMAIL
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Institutional Shareholder Services, Inc.
2101 Gaither Road, Suite 201
Rockville, Maryland  20850-4045
Attention: Dr. Martha Carter
           Managing Director, Corporate Governance

           Ms. Kathryn Cohen
           Manager, Research Helpdesk and Communications


Dear Dr. Carter and Ms. Cohen:

         In connection with the 2007 Annual Meeting of Stockholders of SEACOR Holdings Inc. (the "Company"), which is scheduled to occur on May 17, 2007, the Board of Directors of the Company (the "Board") has proposed adoption of the SEACOR Holdings Inc. 2007 Share Incentive Plan (the "Plan"). Institutional Shareholder Services, in its Proxy Analysis of matters to be voted upon at the SEACOR Annual Meeting, has recommended, among other things, that SEACOR stockholders vote against adoption of the Plan because the Plan provided, in
Section 5(a) thereof, that the maximum number of shares of common stock that may be delivered to participants under the Plan, subject to certain adjustments, was an aggregate of 1,750,000.

         This letter is to confirm that the Board has amended Section 5(a) of the Plan to provide that the maximum number of shares of common stock that may be delivered to participants under the Plan, subject to certain adjustments, is an aggregate of 1,000,000. Section 5(a) of the Plan, as amended, is attached hereto as Annex A. No other changes were made to the Plan.

           Please accept my request that ISS amend its Proxy Analysis to recommend approval by stockholders of the Plan.


                                                Sincerely,

                                                /s/ Alice Gran

                                                Alice Gran
                                                Senior Vice President,
                                                General Counsel & Secretary

cc:  David E. Zeltner, Esq.

                                     ANNEX A


5.       COMMON STOCK AVAILABLE UNDER THE PLAN

         (a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 13 hereof, the maximum number of shares of Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be 1,000,000 shares of Common Stock (subject to adjustments made in accordance with Section 13 hereof), which may be authorized and unissued or treasury shares.